EXHIBIT 2.1

                     PLAN AND AGREEMENT OF TRIANGULAR MERGER
                                     BETWEEN
                        ENVIRONMENTAL TECHNOLOGIES, INC.
                               PARR SUB ONE, INC.
                                       AND
                          CHRISTIE-PETERSON DEVELOPMENT


         THIS AGREEMENT is made this 29 day of December 2003 by and between ENVIRONMENTAL TECHNOLOGIES, INC., a Nevada corporation ("Environmental Technologies"), PARR SUB ONE, INC., a California corporation ("Parr Sub One"), CHRISTIE-PETERSON DEVELOPMENT, a California corporation ("Christie-Peterson"), and ROBERT K. CHRISTIE (the "stockholder of Christie-Peterson").

         WHEREAS, Parr Sub One is a wholly-owned subsidiary of Environmental Technologies; and

         WHEREAS, Environmental Technologies and the stockholder of Christie-Peterson desire to cause the merger of Parr Sub One with and into Christie-Peterson (the "Merger"); and

         WHEREAS, as a result of the Merger, the stockholder of Christie-Peterson will receive shares of the common stock, of Environmental Technologies, par value $0.001 per share (the "Environmental Technologies Common Stock") in exchange for all of his shares of the common stock of Christie-Peterson, no par value per share (the "Christie-Peterson Common Stock"); and

         WHEREAS, after the Merger, Christie-Peterson will become a wholly-owned subsidiary of Environmental Technologies;

         NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

         1. PLAN ADOPTED. A plan of merger whereby Parr Sub One merges with and into Christie-Peterson (this "Plan of Merger"), pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes (the "NRS"), Section 1101 of the California Corporations Code, and Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, is adopted as follows:

                  (a) Parr Sub One shall be merged with and into Christie-Peterson, to exist and be governed by the laws of the State of California.

                  (b) Christie-Peterson shall be the Surviving Corporation (the "Surviving Corporation") and a wholly-owned subsidiary of Environmental Technologies.

                  (c} When this Plan of Merger shall become effective, the separate existence of Parr Sub One shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and properties of Parr Sub One and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger.

                  (d) The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the constituent entities payable to the States of California and Nevada, if any.

                  (e) The Surviving Corporation will carry on business with the assets of Christie-Peterson, as well as the assets of Parr Sub One.

                  (f) The Surviving Corporation will be responsible for the payment of the fair value of shares, if any, required under the NRS and the California Corporations Code.

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

                  (g) The stockholder of Christie-Peterson will surrender all of his shares of the Christie-Peterson Common Stock in the manner hereinafter set forth.

                  (h) In exchange for the shares of Christie-Peterson Common Stock surrendered by the stockholder of Christie-Peterson, Environmental Technologies will issue and transfer to such stockholder on the basis hereinafter set forth, shares of the Environmental Technologies Common Stock.

                  (i) Environmental Technologies, the sole stockholder of Parr Sub One, will surrender its shares of the Parr Sub One Common Stock held by it in exchange for shares of the Christie-Peterson Common Stock.

         2. EFFECTIVE DATE. The effective date of the Merger (the "Effective Date") shall be the date of the filing of instruments effecting the Merger for Christie-Peterson and Parr Sub One in the State of California.

         3. SUBMISSION TO STOCKHOLDERS. This Plan of Merger shall be submitted for approval separately to the stockholders of Christie-Peterson and Parr Sub One in the manner provided by the laws of the State of California.

         4. MANNER OF EXCHANGE. On the Effective Date, the stockholder of Christie-Peterson shall surrender his stock certificates representing the Christie-Peterson Common Stock to Environmental Technologies in exchange for certificates representing the shares of the Environmental Technologies Common Stock to which he is entitled. In exchange, Environmental Technologies shall receive all of the issued and outstanding shares of the Christie-Peterson Common Stock held by the stockholder of Christie-Peterson. The 1,000 shares of the Parr Sub One Common Stock will be cancelled.

         5. BASIS OF EXCHANGE. The stockholder of Christie-Peterson currently owns 1,000 shares of the Christie-Peterson Common Stock, which shares constitute all of the issued and outstanding shares of the capital stock of Christie-Peterson. As a result of the Merger, the stockholder of Christie-Peterson shall be entitled to receive, in exchange for all of his Christie-Peterson Common Stock, 2,500,000 shares of the Environmental Technologies Common Stock, having an agreed value of $5,000,000 on the Effective Date. The shares to be transferred to the stockholder of Christie-Peterson shall contain a legend restricting the transfer thereof as required by the Securities Act of 1933, as amended.

         6. CALL AND PUT ON ENVIRONMENTAL TECHNOLOGIES COMMON STOCK. Beginning on the Effective Date and expiring at midnight, Pacific Time on June 30, 2005, Environmental Technologies shall have a "call" (the "Call"), exercisable in whole or in part during that period, on the 2,500,000 shares of the Environmental Technologies Common Stock to be received by the stockholder of Christie-Peterson hereunder at a price of $2.00 per share, payable in cash. From the Effective Date until midnight, Pacific Time on June 30, 2004, the Call shall be exclusive on behalf of Environmental Technologies.

         Beginning on July 1, 2004 and expiring at midnight, Pacific Time on June 30, 2005, on each of September 30, 2004, December 31, 2004, March 31, 2005, and June 30, 2005 (collectively, such dates being hereinafter referred to as the "Put Dates"), and running concurrently with the Call during that period, to the extent that the Call has not been theretofore exercised, the stockholder of Christie-Peterson shall have a "put" (the "Put") on each of the Put Dates, exercisable in increments of up to 625,000 shares of the Environmental Technologies Common Stock at a price of $2.00 per share, payable at the discretion of Environmental Technologies either in cash or by means of a promissory note, bearing no interest, and due on or before June 30, 2005 (the "Note"). On each Put Date, to the extent that the stockholder of Christie-Peterson has not exercised his full Put to which he was entitled at any given time, he may cumulate the shares which he had the right to be subject to the Put on a previous Put date and Put such shares on a subsequent Put date, so that on the fourth Put Date, the stockholder of Christie-Peterson shall have had the right to Put all 2,500,000 of his shares of the Environmental Technologies Common Stock subject to the terms of this Agreement, less any shares which have been purchased by Environmental Technologies pursuant to the Call.

         Provided, however, from and after June 30, 2004 and expiring at midnight, Pacific Time on June 30, 2005, to the extent that Environmental Technologies has not exercised the Call, the stockholder of Christie-Peterson may

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

either elect to exercise the Put as provided herein or sell such shares to a third-party free and clear of any claims by Environmental Technologies with respect to the Call.

         Upon the exercise of a Call or a Put hereunder, Environmental Technologies must deliver to the stockholder of Christie-Peterson payment for such shares in the form of cash or the Note as called for hereunder on or before 5:00 p.m. within 10 days following the exercise of the Call or the Put, as the case may be. At such time, the stockholder of Christie-Peterson shall deliver to Environmental Technologies the shares of the Environmental Technologies Common Stock covered by the Call or the Put.

         The Note shall be subject to the following terms:

                  (a) The principal shall be payable quarterly, in an amount up to no more than 25 percent of the original principal balance, subject to the further conditions recited below, with the first installment due 90 days after the exercise of the Put;

                  (b) Provided, however, upon the payment of any installment of the principal of the Note, the Board of Directors of Environmental Technologies, with the stockholder of Christie-Peterson as a director of Environmental Technologies recusing himself, may elect to pay less than 25 percent of the original principal balance of the Note, if the Board of Directors of Environmental Technologies determines in its sole and unfettered discretion that the payment of such amount would not be in the best interest of Environmental Technologies;

                  (c) Provided, further, if in the payment of any installment of the Note, the Board of Directors of Environmental Technologies elects not to pay the full 25 percent of the original principal balance of the Note, any subsequent payment may be cumulative of all amounts of the original principal balance of the Note which have not been paid theretofore, if the Board of Directors of Environmental Technologies determines in its sole and unfettered discretion, with the stockholder of Christie-Peterson as a director of Environmental Technologies recusing himself, that the payment of such amount would be in the best interest of Environmental Technologies; and

                  (d) The Note shall be secured by a stock pledge agreement covering the shares of the Environmental Common Stock which have been purchased pursuant to the Call. As long as there has been no default with respect to the Note, the shares shall be deemed to have been cancelled and will have no voting rights.

                  (e) Notwithstanding anything herein contained to the contrary, the Note shall be fully payable on June 30, 2005.

         7. DIRECTORS AND OFFICERS.

                  (a) The present Board of Directors of Christie-Peterson shall serve as the Board of Directors of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and qualified.

                  (b) If a vacancy shall exist on the Board of Directors of the Surviving Corporation on the Effective Date, such vacancy may be filled by the Board of Directors as provided in the Bylaws of the Surviving Corporation.

                  (c) All persons who, on the Effective Date, are executive or administrative officers of Christie-Peterson shall be officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may deem necessary or appropriate.

         8. ARTICLES OF INCORPORATION. The Articles of Incorporation of Christie-Peterson existing on the Effective Date, a copy of which is attached hereto as ATTACHMENT B, shall continue in full force as the Articles of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

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

         9. BYLAWS. The Bylaws of Christie-Peterson existing on the Effective Date, a copy of which is attached hereto as ATTACHMENT C, shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

         10. PAYMENT OF TAXES. Christie-Peterson currently has in effect an election to be taxed as a "Subchapter S corporation" under the Internal Revenue Code of 1986, as amended. Environmental Technologies shall pay all income taxes for the 2003 fiscal year of Christie-Peterson which may be assessed against the stockholders of Christie-Peterson.

         11. EMPLOYMENT AGREEMENT. On the Effective Date, Environmental Technologies shall execute an Employment Agreement with Robert K. Christie, a copy of which is attached hereto as ATTACHMENT D.

         12. COPIES OF THE PLAN OF MERGER. A copy of this Plan of Merger is on file at 8513 Rochester Avenue, Rancho Cucamonga, California 91730, the principal offices of Christie-Peterson, and 8513 Rochester Avenue, Rancho Cucamonga, California 91730, the principal offices of Environmental Technologies and Parr Sub One. A copy of this Plan of Merger will be furnished to any stockholder of Christie-Peterson, Environmental Technologies, or Parr Sub One, on written request and without cost.

         13. RECORDS OF CHRISTIE-PETERSON. For a period of five years following the Effective Date, the books of account and records of Christie-Peterson pertaining to all periods prior to the Effective Date shall be available for inspection by the stockholder of Christie-Peterson for use in connection with tax audits.

         14. NO REPRESENTATION. It is acknowledged, understood and agreed that Environmental Technologies has relied on its own investigations and due diligence endeavors in making its decision to proceed with the Merger in accordance with the terms hereof and will never claim that, in making its decision to proceed with the Merger it has relied on any statements, representations, or warranties (regardless of the form thereof) which may have been made, directly or indirectly, by the Surviving Corporation, or any of its officers, directors, stockholders, legal or financial representatives, or any person, former entity affiliated or associated therewith and that Environmental Technologies is acquiring the Surviving Corporation in the manner specified herein on an "as is" basis and assumes all risks associated with the status of the assets and liabilities of the Surviving Corporation as they may exist at the Effective Date.

         15. AGREEMENT REGARDING COLLATERAL. The undersigned, do hereby acknowledge, understand and agree that in conjunction with the business combination of Advance Fuel Filtration Systems, Inc., a California corporation, H.B. Covey, Inc., a California corporation, Christie-Peterson, and Environmental Technologies, and with respect to any affiliate or successor in interest to any of such corporations, as well as their officers, directors, and stockholders, no asset belonging to any of the constituent corporations, or which may be made available for their use, will be allowed to, or become, collateral for security of the performance of any debt obligation arising out of the implementation of such business combination in favor of any of the constituent corporations or any of their officers, directors, stockholders or affiliates.

         16. NO ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written consent of the other parties, which consent shall be subject to such parties' sole, absolute and unfettered discretion.

         17. ATTORNEYS' FEES. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the parties hereby covenant and agree that the party who is found to be in breach of this Agreement shall also be liable for all reasonable attorneys' fees and costs of court incurred by the other parties. Provided, however, in the event that there has been no breach of this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses (including any fees or disbursements of its counsel, accountants, brokers, investment bankers, and finder's fees).

         18. BENEFIT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

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

         19. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to Christie-Peterson and the stockholder of Christie-Peterson, addressed to Mr. Robert K. Christie at 8513 Rochester Avenue, Rancho Cucamonga, California 91730, telecopier (909) 477-3031, and e-mail bob@cpidevelopment.com; and if to Environmental Technologies and Parr Sub One, addressed to Mr. Steven D. Rosenthal at 8513 Rochester Avenue, Rancho Cucamonga, California 91730, telecopier (909) 477-3031, and e-mail steve@cpidevelopment.com. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

         20. CONSTRUCTION. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         21. WAIVER. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

         22. CUMULATIVE RIGHTS. The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         23. INVALIDITY. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

         24. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         25. INCORPORATION BY REFERENCE. The Attachments to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

         26. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         27. LAW GOVERNING; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for the Central District of California, as well as of the Superior Courts of the State of California in Riverside County, California over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

         28. ENTIRE AGREEMENT. This instrument and the attachments hereto, as well as any collateral agreements relating to the subject matter hereto or the operation of Environmental Technologies and the Surviving Corporation following the Merger, contain the entire understanding of the parties with respect to the subject matter hereof and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

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

         IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts on the date first written above.


                                        ENVIRONMENTAL TECHNOLOGIES, INC.


                                        By
                                           ------------------------------------
                                           Steven D. Rosenthal,
                                           Chairman and Chief Executive Officer


                                        PARR SUB ONE, INC.


                                        By
                                           ------------------------------------
                                           Steven D. Rosenthal,
                                           Chairman and Chief Executive Officer


                                        CHRISTIE-PETERSON DEVELOPMENT


                                        By
                                           ------------------------------------
                                           Robert K. Christie, President


                                        ---------------------------------------
                                        ROBERT K. CHRISTIE

ATTACHMENTS:
------------
Attachment A -- Stock Pledge Agreement
Attachment B -- Articles of Incorporation of Christie-Peterson Development Attachment C -- Bylaws of Christie-Peterson Development
Attachment D -- Employment Agreement with Robert K. Christie

                                       6
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                                  ATTACHMENT A
                             STOCK PLEDGE AGREEMENT

                             STOCK PLEDGE AGREEMENT


         THIS AGREEMENT is made this 29 day of December, 2003 by and between Robert K. Christie (the "Secured Party") and Environmental Technologies, Inc. (the "Debtor").

         WHEREAS, the Secured Party, pursuant to that certain Plan and Agreement of Triangular Merger dated December 29, 2003 (the "Merger Agreement") has sold to the Debtor ________ shares (the "Company Common Stock") of the issued and outstanding common stock, no par value per share, in ENVIRONMENTAL TECHNOLOGIES, INC., a Nevada corporation (the "Company"); and

          WHEREAS, pursuant to the Merger Agreement, the Debtor has executed and delivered to the Secured Party that one certain promissory note of even date herewith executed by the Debtor in the original principal amount of $__________ payable to the order of the Secured Party (the "Note");

         NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto do hereby agree as follows:

         1. SECURITY INTEREST. The Debtor hereby grants to the Secured Party a security interest and agrees and acknowledges that the Secured Party has and shall continue to have a security interest in the Company Common Stock acquired by the Debtor from the Secured Party pursuant to the Merger Agreement, together with all monies, income, proceeds, substitutions, replacements, and benefits attributable or accruing to said property, including, but not limited to, all stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock, new securities or other properties or benefits for which the Debtor is or may hereafter become entitled to receive on account of said property, and in the event that the Debtor shall receive any of such, the Debtor shall hold same as trustee for the Secured Party and will immediately deliver same to the Secured Party to be held hereunder in the same manner as the properties specifically described above are held hereunder. All property of all kinds in which the Secured Party is herein granted a security interest, including, but not limited to, the Company Common Stock, shall hereinafter be referred to as the "Collateral."

         The Debtor agrees to execute such stock powers, endorse such instruments, or execute such additional pledge agreements or other documents as may be required by the Secured Party in order to effectively grant to the Secured Party the security interest in the Collateral. The security interest granted hereby is to secure the payment of any and all indebtedness and liabilities whatsoever of the Debtor to the Secured Party whether direct or whether now existing or hereafter arising, and howsoever evidenced or acquired, and whether joint or several, including, but not limited to, the Merger Agreement and the Note, and all costs incurred by the Secured Party to enforce this Agreement or any of the above described agreements and instruments, including but not limited to attorney's fees and expenses (all of such obligations, indebtedness and liabilities being hereinafter collectively referred to as the "Obligations").

         2. WARRANTIES AND COVENANTS OF THE DEBTOR. The Debtor, for so long as it has any duty with respect to the Obligations, hereby warrants and covenants as follows:

                  (a) The security interest granted hereby will attach to the Collateral on the date hereof.

                  (b) Except for the security interest granted hereby and for taxes not yet due, the Debtor is the owner of the Collateral free of any adverse claim, security interest or encumbrance, and the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

                  (c) The Debtor authorizes the Secured Party to file, in the office of the Secretary of State of California, a financing statement signed only by the Secured Party covering the Collateral, and at the request of the Secured Party, the Debtor will join the Secured Party in executing one or more financing statements pursuant to the Uniform Commercial Code in effect in the State of California on the date hereof in a form satisfactory to the Secured Party, and the Secured Party will pay the cost of filing the same, or filing or recording the financing statements in all public offices wherever filing or recording is deemed by the Secured Party to be necessary or

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

desirable. It being further stipulated in this regard that the Secured Party may also at any time or times sign a counterpart of this Agreement signed by the Debtor and file same as a financing statement if the Secured Party shall elect to do so.

                  (d) The Debtor will not sell or offer to sell or otherwise transfer or encumber the Collateral or any interest therein.

                  (e) The Debtor will keep the Collateral free from any adverse lien, security interest, or encumbrance, except the security interest granted hereby and for taxes not yet due.

                  (f) The Debtor will pay to the Secured Party all costs and expenses, including reasonable attorney's fees, incurred or paid by the Secured Party in exercising or protecting his interests, rights and remedies under this Agreement in the event of default by the Debtor hereunder or under the Merger Agreement or the Note.

                  (g) The Debtor will pay all expenses incurred by the Secured Party in preserving, defending, and enforcing this security interest in the Collateral and in collecting or enforcing the Obligations. Expenses for which the Debtor is liable include, but are not limited to, taxes, assessments, reasonable attorney's fees, and other legal expenses. These expenses will bear interest from the dates of payment at the highest rate stated in the Obligations, and the Debtor will pay the Secured Party this interest on demand at a time and place reasonably specified by the Secured Party. These expenses and interest will be part of the Obligations and will be recoverable as such in all respects.

                  (h) The Debtor will immediately notify the Secured Party of any change in the Debtor's name, address, or location, change in any matter warranted or represented in this Agreement, change that may affect this security interest, and any Event of Default.

                  (i) The Debtor appoints the Secured Party as the Debtor's attorney-in-fact, effective if an Event of Default as hereinafter defined is not cured within 30 days after receipt by the Debtor from the Secured Party of notice thereof, to do any act that the Debtor is obligated to do by this Agreement, to exercise all rights of the Debtor in the Collateral, to make all collections, to execute any papers and instruments, and to do all other things necessary to preserve and protect the Collateral and to make collections and to protect the Secured Party's security interest in the Collateral.

         3. GENERAL COVENANTS. The security interest granted hereby shall in no way be affected by any indulgence or indulgences, extension or extensions, change or changes in the form, evidence, maturity, rate of interest or otherwise of the Obligations, or by want of presentment, notice, protest, suit, or indulgence upon the Obligations, or shall any release of any security for any of the parties liable for the payment of the Obligations in any manner affect or impair this Agreement, and same shall continue in full force and effect in accordance with their terms until the Obligations have been fully paid.

         Any and all securities and other properties of the Debtor heretofore, now or hereafter delivered to the Secured Party, or in the Secured Party's possession, shall also secure the Obligations and shall be held and construed to be a part of the Collateral hereunder to the same extent as fully described herein.

         4. EVENTS OF DEFAULT. The Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (hereinafter severally referred to as an "Event of Default" and collectively referred to as the "Events of Default"):

                  (a) Default by the Debtor with respect to any of the Obligations.

                  (b) The levy of any attachment, execution or other process against the Debtor, the Company, or any of the Collateral that is not stayed or dismissed within 30 days.

                   (c} Dissolution, termination of existence, insolvency or business failure of the Debtor, the Company, or any endorser, guarantor or surety of the Obligations, or commission of the act of bankruptcy by, or the appointment of a receiver or other legal representative for any part of the property of, assignment for the benefit of creditors by, or commencement of any proceedings under any bankruptcy or insolvency law by or against, the Debtor, the Company or any endorser, guarantor, or surety for the Obligations that are not stayed or dismissed within 30 days of filing.

                  (d) Default in the performance of any covenant or agreement of the Debtor or the Company to the Secured Party, whether under this Agreement or the Note, or any other instrument executed in connection with said agreements or otherwise.

                  (e) The occurrence of any event which under the terms of any evidence of indebtedness, indenture, loan agreement, security agreement, or similar instrument permits the acceleration of maturity of any indebtedness of the Company or the Debtor to the Secured Party, or to persons other than the Secured Party, or the Secured Party receives notification that another person has or expects to acquire a security interest in the Collateral or any part thereof.

                  (f) If any warranty, covenant, or representation made to the Secured Party by or on behalf of the Debtor or the Company proves to have been false in any material respect when made.

                  (g) If any lien attaches to any of the Collateral.

          5. REMEDIES. Upon the failure of the Debtor or the Company to cure an Event of Default within 30 days after receipt of notice from the Secured Party of such Event of Default and at any time thereafter, at the option of the holder thereof, any or all of the Obligations shall become immediately due and payable without presentment or demand or any further notice to the Debtor, the Company or any other person obligated thereon and the Secured Party shall have and may exercise with reference to the Collateral any and all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of California, and as otherwise granted herein or under any other agreement executed by the Debtor, including, without limitation, the right and power to sell at public or private sale or sales, or otherwise dispose of or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under this Agreement or under the Uniform Commercial Code as adopted in the State of California after default by the Debtor or the Company and to apply the proceeds thereof toward the payment of any costs and expenses and attorney's fees thereby incurred by the Secured Party and toward payment of the Obligations, in such order or manner as the Secured Party may elect, including, without limiting the foregoing:

                  (a) The Secured Party is hereby granted the right, at his option, upon the occurrence of an Event of Default hereunder, to transfer at any time to himself or to his nominee securities or other property hereby pledged, or any part thereof, and to thereafter exercise all voting rights with respect to such security so transferred and to receive the proceeds, payments, monies, income or benefits attributable or accruing thereto and to hold the same as security for the Obligations hereby secured or at the Secured Party's election, to apply such amounts to the Obligations, whether or not then due, in such order as the Secured Party may elect, or, the Secured Party may, at his option, without transferring such securities or properties to his nominee, exercise all voting rights with respect to the securities pledged hereunder and vote all or any part of such securities at any regular or special meeting of the stockholders of the Company, and the Debtor does hereby name, constitute and appoint as a proxy of the Debtor the Secured Party, in the Debtor's name, place and stead to vote any and all such securities, as said proxy may elect for and in the name, place and stead of the Debtor, such proxy to be irrevocable and deemed coupled with an interest.

                  (b) Sell, lease, or otherwise dispose of any of the Collateral in accordance with the rights, remedies, and duties of a secured party under Chapters 2 and 9 of the California Uniform Commercial Code after giving notice as required by those chapters; unless the Collateral threatens to decline speedily in value, is perishable, or would typically be sold on a recognized market. The Secured Party will give the Debtor reasonable notice of any public sale of the Collateral or of a time after which it may be otherwise disposed of without further notice of the Debtor. In such event, notice will be deemed reasonable if it is mailed, postage prepaid, to the Debtor at the address specified in this Agreement at least 30 days before any public sale or 30 days before the time when the Collateral may be otherwise disposed of without further notice to the Debtor.

                  (c) Apply any proceeds from disposition of the Collateral after default in the manner specified in Chapter 9 of the California Uniform Commercial Code, including payment of the Secured Party's reasonable attorney's fees and court expenses.

                  (d) If, after disposition of the Collateral, the Obligations remain unsatisfied, collect the deficiency from the Debtor.

          6. VOTING RIGHTS. So long as no Event of Default has occurred and remains uncured for the applicable grace period under the Merger Agreement, the Note, or hereunder, the Debtor shall have the right to vote all of the Debtor's shares of the Company Common Stock or items of the Collateral subject to this Agreement, and the Secured Party shall on demand execute and deliver an effective proxy or proxies in favor of the Debtor, whenever demand is made upon the Secured Party for such proxy or proxies by the Debtor.

          7. PAYMENT OF THE OBLIGATIONS. Simultaneously with the payment in full of the Obligations, or the Obligations are otherwise deemed to have been paid in full pursuant to the terms of the Merger Agreement and the Note, the Secured Party shall execute and file at his own expense any and all instruments necessary to terminate the security interest in the Collateral created by this Agreement and also execute any and all other instruments deemed reasonably necessary by the Debtor to vest in the Debtor title in the Company Common Stock and any other item constituting the Collateral, free from any claim by the Secured Party.

          8. NO USURY. It is the intention of the parties hereto to comply with the usury laws of the State of California. Accordingly, it is agreed that notwithstanding any provision to the contrary in this Agreement or in any of the documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Agreement, or any of the documents evidencing the Obligations or otherwise relating thereto, then in such event:

                  (a) The provisions of this paragraph shall govern and control;

                  (b} Neither the Debtor, the Company nor their successors or assigns, or any other party liable for the payment of the Obligations, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law;

                  (c) Any such excess interest which may have been collected shall be, at the option of the holder of the instrument evidencing the Obligations, either applied as a credit against the unpaid principal amount thereof or refunded to the maker thereof; and

                  (d) The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of California as now or hereafter construed by any court of competent jurisdiction.

          9. ATTORNEY'S FEES. In the event that it should become necessary for any party entitled hereunder to bring suit against the other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other party hereto.

          10. BENEFIT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

          11. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, if to the Secured Party, addressed to Mr. Robert K. Christie at 8513 Rochester Avenue, Rancho Cucamonga, California 91730; and if to the Debtor, addressed to Mr. Steven D. Rosenthal at 8513 Rochester

Avenue, Rancho Cucamonga, California 91730. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

         12. CONSTRUCTION. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

         13. WAIVER. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

         14. CUMULATIVE RIGHTS. The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         15. INVALIDITY. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

         16. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         17. HEADINGS. The headings used in this Agreement are for convenience and reference only and in no way define, limit, simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

         18. EXCUSABLE DELAY. None of the parties hereto shall be obligated to perform and none shall be deemed to be in default hereunder, if the performance of a non-monetary obligation is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, terrorists, wars or war-like action (whether actual, impending or expected and whether de jure or de facto), arrest or other restraint of governmental (civil or military) blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated, or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

         19. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. LAW GOVERNING. This Agreement shall be construed and governed by the laws of the State of California, and all obligations hereunder shall be deemed performable in Riverside County, California.

         21. PERFECTION OF TITLE. The parties hereto shall do all other acts and things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Agreement, and to carry out the intent of this Agreement.

         22. ENTIRE AGREEMENT. This instrument contains the entire Agreement of the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                    THE SECURED PARTY:



                                    ROBERT K. CHRISTIE


                                    THE  DEBTOR:

                                    ENVIRONMENTAL TECHNOLOGIES, INC.



                                    By
                                       -----------------------------------------
                                       Steven Rosenthal, Chief Executive Officer

                                  ATTACHMENT B
                          ARTICLES OF INCORPORATION OF
                          CHRISTIE-PETERSON DEVELOPMENT

                                                            1924127
                                                        ENDORSED - FILED
                                               In the office of the Secretary of
                                                State of the State of California
                                                          SEP 15 1995
                                                 BILL JONES, SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
                                       0F
                          CHRISTIE-PETERSEN DEVELOPMENT


                                       I.

         The name of the corporation is CHRISTIE-PETERSEN DEVELOPMENT.

                                       II.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California corporations Code.

                                      III.

         The name and address in the State of California of this corporation's initial agent for service of process is Michael Petersen, 18702 Sutter, Hesperia, California 92340.

                                       IV.

         This corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is ONE HUNDRED THOUSAND (100,000) shares.

                                       V.

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI.

         The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted under Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.


                                                  /S/ ANDREW M. GLATT
                                                  -----------------------------
                                                  ANDREW M. GLATT, INCORPORATOR

                                  ATTACHMENT C
                                    BYLAWS OF
                          CHRISTIE-PETERSON DEVELOPMENT

                                     BY-LAWS

                                       OF

                          CHRISTIE-PETERSON DEVELOPMENT
                          -----------------------------


                                   ARTICLE 1.

                                     OFFICES

         1.1 PRINCIPAL OFFICES
             -----------------

         The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall likewise fix and designate a principal business office in the State of California.

         1.2 OTHER OFFICES
             -------------

         The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE 2.

                            MEETINGS OF SHAREHOLDERS

         2.1 PLACE OF MEETINGS
             -----------------

         Meetings of shareholders shall be held at any place within or without the State of California designated by the board of directors. In the absence of. any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

         2.2 ANNUAL MEETINGS
             ---------------

         The annual meetings of shareholders shall be held on the 3rd day of January in each year at 10:00 a.m.; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings, directors shall be elected and any other proper business may be transacted.

         2.3 SPECIAL MEETINGS
             ----------------

         A special meeting of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the board of directors, or by the chairman of the board of directors, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at any such meeting.

                  2.3.1 If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice-president or the secretary of the corporation. The officer receiving such request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of paragraphs
2.4 and 2.5 of this Article 2, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph 2.3.1 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

         2.4 NOTICE OF SHAREHOLDERS' MEETINGS
             --------------------------------

         All notices of meetings of shareholders shall be sent or otherwise given in accordance with paragraph 2.5 of this Article 2 not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, or
(ii) in the case of the annual meeting those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees which, at the time of the notice, management intends to present for election.

                  2.4.1 If an action is proposed to be taken at any meeting for approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) an amendment to the articles of incorporation, pursuant to
Section 902 of such Code, (iii) a reorganization of the corporation, pursuant to
Section 1201 of such Code, (iv) dissolution of the corporation, pursuant to
Section 1900 of such Code, or (v) a distribution to preferred shareholders, pursuant to Section 2007 of such Code, the notice shall also state the general nature of such proposal.

         2.5 MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE
             --------------------------------------------

         Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent by mail or telegram to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where this office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

                  2.5.1 If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of such notice.

                  2.5.2 An affidavit of the mailing or other means of giving any notice of any shareholder's meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving such notice, and shall be filed and maintained in the minute book of the corporation.

         2.6 QUORUM
             ------

         The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly-called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         2.7 ADJOURNED MEETING AND NOTICE THEREOF
             ------------------------------------

         Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting.

                  2.7.1 When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of paragraphs 2.4 and 2.5 of Article
2. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         2.8 VOTING
             ------

         Unless a record date set for voting purposes be fixed as provided in these By-Laws, then subject to the provisions of Section 702 to Section 704, inclusive, of the Corporations Code of California, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice is given (or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held) shall be entitled to vote at such meeting. Any shareholder entitled to vote on any matter (other than elections of directors or officers) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote. Such vote may be by voice vote or by ballot; provided, however, that all elections for directors must be by ballot upon demand by a share-holder at any election and before the voting begins.

                  2.8.1 At a shareholders' meeting involving the election of directors, no shareholder shall be entitled to accumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless such candidate or candidates' names have been placed in nomination prior to the voting and a shareholder has given notice prior to the voting of the shareholder's intention to accumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may accumulate such shareholder's votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or distribute the shareholder's votes on the same principal among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

         2.9 WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS
             --------------------------------------------------

         The transactions at any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any regular or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in paragraph 2.4.1 of
Article 2, the waiver of notice or consent shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  2.9.1 Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting.

         2.10 SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
              -------------------------------------------------------

         Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

                  2.10.1 If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall he given in the manner specified in paragraph 2.5 of Article 2.. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the corporation, pursuant to Section 316 of such Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of such Code, and (iv) a distribution to preferred shareholders pursuant to Section 2007 of such Code, such notice shall be given at least ten days before the consummation of any such action authorized by any such approval.

         2.11 PROXIES
              -------

                   Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of such proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 705(e) and (f) of the Corporations Code of California.

         2.12 INSPECTORS OF ELECTION
              ----------------------

         Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the chairman of the meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors before the meeting, or by the chairman at the meeting.

         The duties of these inspectors shall be as follows:

                  2.12.1 Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

                  2.12.2 Receive votes, ballots, or consents;

                  2.12.3 Hear and determine a11 challenges and questions in any way arising in connection with the right to vote;

                  2.12.4 Count and tabulate all votes or consents;

                  2.12.5 Determine the election result; and

                  2.12.6 Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.


                                   ARTICLE 3.

                                    DIRECTORS

         3.1 POWERS
             ------

         Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these By-Laws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         3.2 NUMBER AND QUALIFICATION OF DIRECTORS
             -------------------------------------

         The authorized number of directors shall be three (5) until changed by a duly adopted amendment to the articles of incorporation or by an amendment to this By-Law adopted by approval of the outstanding shares. In the event that the number of directors is, or at any time becomes, five (5) or more, then an amendment reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.

         3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS
             ----------------------------------------

         Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

         3.4 VACANCIES
             ---------

         Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by approval of the shareholders. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

                  3.4.1 A vacancy in the board of directors exists as to any authorized position of director which is not then filled by a duly elected director, whether caused by death, resignation, removal, increase in the authorized number of directors or otherwise.

                  3.4.2 The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

                  3.4.3 No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of. office.

         3.5 PLACE OF MEETINGS
             -----------------

         Regular meetings of the board of directors shall be held at any place within or without the State that has been designated from time to time by resolution of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or without the State that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.

         3.6 ANNUAL MEETINGS
             ---------------

         Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

         3.7 OTHER REGULAR MEETINGS
             ----------------------

         Other regular meetings of the hoard of directors shall be held without call at such time as shall from time to time be fixed by the board of directors, Such regular meetings may be held without notice, provided the notice of any change in the time of any such meetings shall be given to all of the directors. Notice of a change in the determination of time shall be given to each director in the same manner as notice for special meetings of the board of directors.

         3.8 SPECIAL MEETINGS
             ----------------

         Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice-president or the secretary or any two (2) directors.

                  3.8.1 Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

         3.9 QUORUM
             ------

         A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Corporations Code of California (approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 (appointment of committees), and Section 317(e) (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         3.10 WAIVER OF NOTICE
              ----------------

         The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

         3.11 ADJOURNMENT
              -----------

         A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         3.12 NOTICE OF ADJOURNMENT
              ---------------------

         Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in paragraph 3.8 of this Article 3 to the directors who were not present at the time of the adjournment.

         3.13 ACTION WITHOUT MEETING
              ----------------------

         Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

         3.14 FEES AND COMPENSATION OF DIRECTORS
              ----------------------------------

         Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services.


                                   ARTICLE 4.

                                   COMMITTEES

         4.1 COMMITTEES OF DIRECTORS
             -----------------------

         The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

                  4.1.1 The approval of any action which, under the General Corporation Law of California, also requires shareholders' approval or approval of the outstanding shares;

                  4.1.2 The filling of vacancies on the board of directors or in any committee;

                  4.1.3 The fixing of compensation of the directors for serving on the board or on any committee;

                  4.1.4 The amendment or repeal of By-Laws or the adoption of new By-Laws;

                  4.1.5 The amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

                  4.1.6 A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors or of the board of directors or the members thereof;

                  4.1.7 The appointment of any other committees.

         4.2 MEETINGS AND ACTION OF COMMITTEES
             ---------------------------------

         Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article 3, paragraph 3.5 (Place of Meetings), paragraph 3.7 (Regular Meetings), paragraph 3.8 (Special Meetings and Notice), paragraph 3.9 Quorum, paragraph 3.10 (Waiver of Notice), paragraph 3.11 (Adjournment), paragraph 3.12 (Notice of Adjournment) and paragraph 3.13 (Action Without Meeting), with such changes in the context of those By-Laws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined by resolution of the board of directors as well as the committee, special meetings of committees may also be called by resolutions of the board of directors, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.


                                   ARTICLE 5.

                                    OFFICERS

         5.1 OFFICERS
             --------

         The officers of the corporation shall be a president, a secretary and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of paragraph 5.3 of this
Article 5.

         5.2 ELECTION OF OFFICERS
             --------------------

         The officers of the corporation, except such officers as may be appointed in accordance with the provisions of paragraphs 5.3 or 5.5 of this
Article 5, shall he chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

         5.3 SUBORDINATE OFFICERS, ETC.
             --------------------------

         The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the board of directors may from time to time determine.

         5.4 REMOVAL AND RESIGNATION OF OFFICERS
             -----------------------------------

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power or removal may be conferred by the board of directors.

                  5.4.1 Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         5.5 VACANCIES IN OFFICES
             --------------------

         A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to such office.

         5.6 CHAIRMAN OF THE BOARD
             ---------------------

         The chairman of the board, if such an officer be elected, shall if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or prescribed by the By-Laws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in paragraph 5.7 of this Article 5.

         5.7 PRESIDENT
             ---------

         Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the By-Laws.

         5.8 VICE PRESIDENTS
             ---------------

         In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the By-Laws, the president or the chairman of the board.

         5.9 SECRETARY
             ---------

         The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares present or represented at shareholders meetings, and the proceedings thereof.

                  5.9.1 The secretary shall keep or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by a resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

                  5.9.2 The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the By-Laws.

         5.10 TREASURER
              ---------

         The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

                  5.10.1 The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the By-Laws.


                                   ARTICLE 6.

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES AND AGENTS

         The corporation shall, to the maximum extent permitted by the General Corporation Law of California, indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this paragraph, an "agent" of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.


                                   ARTICLE 7.

                               RECORDS AND REPORTS

         7.1 MAINTENANCE AND INSPECTION OF SHARE REGISTER
             --------------------------------------------

         The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

                  7.1.1 A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours upon five days prior written demand upon the corporation, and/or (ii) obtain from the transfer agent of the corporation, upon written demand and upon the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the shareholder subsequent to the date of demand. Such list shall be made available by the transfer agent on or before the latter of five (5) days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this paragraph may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making such demand.

         7.2 MAINTENANCE AND INSPECTION OF BY-LAWS
             -------------------------------------

         The corporation shall keep at its principal executive office, or if its principal executive office is not in this state, at its principal business office in this state, the original or a copy of the By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside this state and the corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of the By-Laws as amended to date.

         7.3 MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS
             -----------------------------------------------------

         The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall he kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Such minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary of the corporation.

         7.4 ANNUAL REPORT TO SHAREHOLDERS
             -----------------------------

         The annual report to shareholders referred to in Section 1501 of the General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they deem appropriate.

         7.5 FINANCIAL STATEMENTS
             --------------------

         A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation, shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

                  7.5.1 If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation may make a written request to the corporation for an income statement of the corporation for the three (3) month, six (6) month or nine (9) month period of the then current fiscal year ending more than thirty (30) days prior to the date of the request, and a balance sheet of the corporation as of the end of such period, the treasurer shall cause such a statement to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within thirty (30) days after the receipt of such request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to such shareholder or shareholders within thirty (30) days after such request.

                  7.5.2 The corporation shall also, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of such period.

                  7.5.3 The quarterly income statements and balance sheets referred to in this section 7.5 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

         7.6 ANNUAL STATEMENT OF GENERAL INFORMATION
             ---------------------------------------

         The corporation shall, in each year, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the president, secretary and treasurer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with
Section 1502 of the Corporations Code of California.


                                   ARTICLE 8.

                            GENERAL CORPORATE MATTERS

         8.1 RECORD DATE
             -----------

         For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date which shall not be more than sixty (60) days nor less than ten
(10) days prior to the date of any such meeting nor more than sixty (60) days prior to any other action, and in such case only shareholders of record on the date so fixed are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the California General Corporation Law.

         If the board of directors does not so fix a record date:

                  8.1.1 The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                  8.1.2 The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given.

                  8.1.3 The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

         8.2 CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS
             -----------------------------------------

         All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

         8.3 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED
             -------------------------------------------------

         The board of directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

         8.4 STOCK CERTIFICATES
             ------------------

         A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         8.5 LOST CERTIFICATES
             -----------------

         Except as hereinafter in this paragraph provided, no new certificates for shares shall be issued in lieu of an old certifi-cate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

         8.6 REPRESENTATION OF SHARES OF OTHER CORPORATIONS
             ----------------------------------------------

         The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

         8.7 CONSTRUCTION AND DEFINITIONS
             ----------------------------

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of the By-Laws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE 9.

                                   AMENDMENTS

         9.1 AMENDMENT BY SHAREHOLDERS
             -------------------------

         New By-Laws may be adopted or these By-Laws may be amended or repealed by approval of the outstanding shares; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation the authorized number of directors may be changed only by an amendment of the articles of incorporation.

         9.2 AMENDMENT BY DIRECTORS
             ----------------------

         Subject to the rights of the shareholders as provided in paragraph 9.1 of this Article 9, By-Laws other than a By-Law or an amendment thereof changing this authorized number of directors may be adopted, amended or repealed by the board of directors.

                           CERTIFICATE OF SECRETARY OF
                               ADOPTION OF BY-LAWS

         I hereby certify that I am the duly elected and acting Secretary of CHRISTIE-PETERSEN DEVELOPMENT, a California corporation, and that the foregoing By-Laws, constituting the By-Laws of said corporation, were duly adopted by the board of directors held on September 15, 1995.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of this corporation this 22nd day of September, 1995.


                                                     /S/ MICHAEL PETERSEN
                                                     ---------------------------
                                                     MICHAEL PETERSEN, Secretary

                                  ATTACHMENT D
                  EMPLOYMENT AGREEMENT WITH ROBERT K. CHRISTIE

                               EMPLOYMENT CONTRACT

Environmental Technologies, Inc., (ENTECH) a Nevada Corporation, addressed at:
8513 Rochester Avenue, Rancho Cucamonga, CA 92730, Christie Petersen Development dba CPI Development, a California corporation ("CPI"), 8513 Rochester Ave, Rancho Cucamonga, California and Bob Christie ("Christie"), an individual, of 22345 Sheffield Dr. Moreno Valley CA 92557, in consideration of the mutual promises made herein, agree as follows:

ARTICLE 1. TERM OF EMPLOYMENT

Specified Period

Section 1.01. ENTECH/CPI employs Christie and Christie accepts employment with ENTECH and CPI for a period of three (3) years beginning on December 15, 2003 terminating on November 30, 2006.

Automatic Renewal

Section 1.02. This agreement shall be renewed automatically for two succeeding terms of Three (3) years, each unless either party gives notice to the other at least 180 days prior to the expiration of any term of his or its intention not to renew.

"Employment Term" Defined

Section 1.03. "Employment term" refers to the entire period of employment of Christie by ENTECH and CPI, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended by mutual agreement between ENTECH/CPI and Christie.

ARTICLE 2. DUTIES AND OBLIGATIONS OF CHRISTIE

General Duties

Section 2.01. Christie shall serve as the Chief Operating Officer of ENTECH and President of CPI. In his capacity as Chief Operating Officer of ENTECH and President of CPI, Christie shall do and perform all services, acts, or things necessary or advisable, consistent with the normal duties of the chief operating officer of a company to manage and conduct the business of ENTECH and CPI, including the hiring and firing of all employees other than the officers of ENTECH or CPI, subject at all times to the reasonable and prudent policies set by ENTECH and CPI's Board of Directors, and to the consent of the Board when required by the terms of this contract.

In addition, throughout the employment term:


Matters Requiring Consent of Board of Directors

Section 2.02. Christie shall not, without specific approval of ENTECH and/or CPI's Board of Directors, do or contract to do any of the following:

(1) Borrow on behalf of CPI more than set forth in the fiscal budget approved by the Board of Directors of ENTECH or CPI.

(2) Purchase capital equipment for amounts in excess of the amounts budgeted for expenditure by the Board of Directors of ENTECH or CPI.

(3) Sell any capital asset of CPI.

(4) Terminate the services of any other officer of CPI or hire any replacement of any officer whose services have been terminated.

(5) Commit CPI to the expenditure of funds for the development and sale of new products or services more than set forth in the fiscal budget approved by the Board of Directors of ENTECH and/or CPI.

Devotion to ENTECH and CPI's Business

Section 2.03. (a) Christie shall devote his entire productive time, ability, and attention to the business of ENTECH and CPI during the term of this contract.

(b) Christie shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written notice to ENTECH or CPI's Board of Directors. The expenditure of reasonable amounts of time for outside activities, e.g., educational, charitable, professional or political activities shall not be deemed a breach of this agreement if those activities do not materially interfere with the services required under this agreement and shall not require the prior written notice to ENTECH or CPI's Board of Directors.

(c) This agreement shall not prohibit Christie from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this agreement. However, Christie shall not directly or indirectly acquire, hold, or retain any interest in any business competing with or similar in nature to the business of ENTECH or CPI.

Competitive Activities

Section 2.04. (a) During the term of this contract, Christie shall not, directly or indirectly, either as an employee, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of ENTECH or CPI.

(b) Christie, subject to receiving compensation as set forth at Paragraph 8.0.5. in the event of termination, agrees that during the term of this contract and for a period of Three (3) years after termination of this agreement, Christie shall not directly or indirectly solicit, hire, recruit, or encourage any other employee of ENTECH or CPI to leave ENTECH or CPI.

Uniqueness of Christie's Services

Section 2.05. Christie represents and agrees that the services to be performed under the terms of this contract are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Christie, therefore, expressly agrees that ENTECH/CPI, in addition to any other rights or remedies that ENTECH/CPI may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this contract by Christie.

Indemnification for Negligence or Misconduct

Section 2.06. Christie shall indemnify and hold ENTECH and CPI harmless from all liability for loss, damage, or injury to persons or property resulting from the negligence or misconduct of Christie from acts not in the normal course and/or scope of his duties and activities as an Officer and/or Director of either ENTECH or CPI.

Trade Secrets

Section 2.07. (a) The parties acknowledge and agree that during the term of this agreement and in the course of the discharge of his duties hereunder, Christie shall have access to and become acquainted with financial, personnel, sales, scientific, technical and other information regarding formulas, patterns, compilations, programs, devices, methods, techniques, operations, plans and processes that are owned by ENTECH/CPI, actually or potentially used in the operation of ENTECH/CPI's business, or obtained from third parties under an agreement of confidentiality, and that such information constitutes ENTECH/CPI's "trade secrets."

(b) Christie specifically agrees that he shall not misuse, misappropriate, or disclose in writing, orally or by electronic means, any trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of this agreement or at any other time thereafter, except as is required in the course of his employment.

(c) Christie acknowledges and agrees that the sale or unauthorized use or disclosure in writing, orally or by electronic means, of any of ENTECH/CPI's trade secrets obtained by Christie during the course of his employment under this agreement, including information concerning ENTECH/CPI's actual or potential work, services, or products, the facts that any such work, services, or products are planned, under consideration, or in production, as well as any descriptions thereof, constitute unfair competition. Accordingly, Christie promises and agrees, while ENTECH/CPI or their assigns are not otherwise in breach of this agreement, not to engage in any such unfair competition with ENTECH/CPI, either during the term of this agreement or at any other time thereafter.

Services as Consultant

Section 2.08. Following Christie's retirement, and if the employment term has not been terminated for cause, Christie shall make his advice and counsel available to ENTECH and/or CPI for such a period as either may desire. The parties agree that this advice and counsel shall not entail full time service and shall be consistent with Christie's retirement status.

Use of Christie's Name

Section 2.09. (a) ENTECH or CPI shall have the right to use the name of Christie as part of the trade name or trademark of ENTECH or CPI if it should be deemed advisable to do so, Provided that neither ENTECH nor CPI is not in breach of any covenant of this agreement. Any trade name or trademark, of which the name of Christie is a part, that is adopted by ENTECH or CPI during the employment of Christie may be used thereafter by ENTECH or CPI for as long as ENTECH or CPI deems advisable.

(b) Christie shall not, during the term of this agreement, use or permit the use of his name in the trade name or trademark of any other enterprise if that other enterprise is engaged in a business similar in any respect to that conducted by ENTECH or CPI, unless that trade name or trademark clearly indicates that the other enterprise is a separate entity entirely distinct from and not to be confused with ENTECH or CPI and unless that trade name or trademark excludes any words or symbols stating or suggesting prior or current affiliation or connection by that other enterprise with either ENTECH or CPI.

ARTICLE 3. OBLIGATIONS OF ENTECH/CPI

General Description

Section 3.01. ENTECH/CPI shall provide Christie with the compensation, incentives, benefits, and business expense reimbursement specified elsewhere in this agreement. In addition, ENTECH/CPI shall require only those items consistent with normal duties of the job.

Office and Staff

Section 3.02. ENTECH/CPI shall provide Christie with appropriate office space, furniture, fixtures, and administrative support suitable to Christie's position and adequate for the performance of his duties.

Indemnification of Losses of Christie

Section 3.03. ENTECH and CPI shall indemnify Christie for all necessary expenditures or losses incurred by Christie in direct consequence of the discharge of his duties on ENTECH and/or CPI's behalf.

ARTICLE 4. OBLIGATIONS OF ENTECH

Issuance of Shares of ENTECH

Section 4.01. Concurrent with the execution of this agreement and as part of the inducement to enter into this agreement ENTECH shall have issued Million (1,000,000) additional shares of its stock to Christie. To the extent that such issuance of shares by ENTECH or transfer can be affected without recognition of income or other tax to Christie the parties agree to execute such other and further documents as will affect such non-recognition.

Section 4.02. Concurrent with the beginning of the second year of this contract and subsequently with each annual renewal of employment, ENTECH shall issue two hundred thousand (200,000) additional share of its stock to Christie. The shares shall be subject to registration rights and be free trading with no restrictions.

ARTICLE 5. COMPENSATION OF CHRISTIE

Annual Salary

Section 5.01. (a) As initial compensation for the services to be performed hereunder, ENTECH/CPI shall pay Christie a salary at the rate Three Hundred Thousand ($300,000.00) per annum, payable not less than twice monthly during the employment term.

(b) Christie shall receive such annual increases in salary as may be determined by ENTECH and CPI's Board of Directors in its reasonable discretion on an annual basis commensurate with Christie's performance and/or attainment of ENTECH/CPI business objectives and any cost of living increases. In no event, shall any such increase be less than percentage salary increases received by other persons similarly employed by CPI/ENTECH (including the members of its board, its employees, or the employees of its subsidiaries).

Deferred Compensation

Section 5.02. If Christie remains in the employ of ENTECH/CPI until age 65 or on earlier retirement on mutual written consent of both Christie and ENTECH/CPI, ENTECH/CPI agrees to pay to Christie additional compensation, commencing with his first full month of retirement, at the annual rate of 80 percent of the annual salary which he is receiving at age 65 payable in equal monthly installments on the last day of each month during Christie's entire lifetime.

Qualified Pension Programs

Section 5.03. Christie shall participate ratably in any qualified pension or profit-sharing programs of ENTECH/CPI or its successors.

Disability

Section 5.04. If Christie for any reason whatsoever becomes disabled so that he is unable to perform the duties prescribed herein, ENTECH/CPI agrees to pay Christie one hundred percent (100%) of Christie's annual salary reduced by the benefits of any disability insurance policy, payable in the same manner as provided for the payment of salary herein to the extent not covered by disability insurance payments set forth in Section 7.06, for the remainder of the employment term provided for herein.

ARTICLE 6. CHRISTIE INCENTIVES

Incentive Payment Based on Performance

Section 6.01. (a) For each fiscal year of ENTECH/CPI agrees to pay Christie, within Ninety days (90) days after the end of ENTECH/CPI's fiscal year, an annual incentive payment based on the profits of ENTECH/CPI.

(b) If the employment term is terminated by ENTECH/CPI for cause, Christie shall not be entitled to any portion of the annual profit-sharing payment for the fiscal year in which that termination occurs. However, if this contract should expire or be terminated for reasons other than cause, Christie shall be entitled to a percentage of the annual profit-sharing payment equal to the percentage of the fiscal year worked.

(c) In no event shall the payment of such a profit-sharing payment be less than any profit sharing payment, performance incentive, or similar incentive, ratably determined, paid to other persons similarly employed by CPI or ENTECH (including the members of its board, its employees, or the employees of its subsidiaries).

Stock Option

Section 6.02. (a) Christie shall be given the option to participate in any stock option plan offered by ENTECH or CPI during the term of this employment and thereafter to the extent allowed by the Plan or applicable law

(b) In no event shall the benefit of such a stock option be less than any stock option or similar incentive, ratably determined, as to other persons similarly employed by CPI or ENTECH (including the members of its board, its employees, or the employees of its subsidiaries).

ARTICLE 7. CHRISTIE BENEFITS

Annual Vacation

Section 7.01. Christie shall be entitled to Five (5) weeks vacation time each year with full pay. If Christie is unable for any reason to take the total amount of authorized vacation time during any year, he may accrue that time and add it to vacation time for any following year or may receive a cash payment in an amount equal to the amount of annual salary attributable to that period or will not earn vacation time in any subsequent year until the earned vacation time is used.

Illness

Section 7.02. Christie shall be entitled to ten days (14) per year as sick leave with full pay.

Use of Automobile

Section 7.03. (a) CPI shall provide Christie with a monthly vehicle allowance of One Thousand Three Hundred Dollars ($1,300.00).

(b) ENTECH/CPI shall pay all expenses of the automobile including, but not limited to: maintenance, registration, fuel, repairs and insurance deductibles.

(c) ENTECH/CPI shall procure and maintain an automobile liability insurance policy on the automobile, with coverage including Christie, Christie's spouse and those of his children who qualify as Christie's dependents under Section 152 of the Internal Revenue Code in the minimum amounts of One Million Dollars ($1,000,000.00) for any single occurrence.

(d) If Christie is prohibited by order of any court from holding or using a driver's license, Christie will no longer be entitled to this benefit.


Medical Insurance Coverage/Payment of Medical Premiums

Section 7.04. (a) ENTECH/CPI agrees to provide Christie with or to include Christie in full-coverage medical, major medical, hospital, dental, and eye care insurance. ENTECH/CPI further agrees to reimburse Christie for all medical and dental expenses incurred by Christie, his spouse, and those of his children who qualify as his dependents under Section 152 of the Internal Revenue Code of 1986 excepting co-payments or deductibles under such policies.

(b) in no event shall the benefits under such policies of insurance be less than any less than the coverage afforded to those employed by ENTECH (including the members of its board, its employees, or the employees of its subsidiaries) or CPI.

Life Insurance

Section 7.05. (a) Within One Hundred and Eighty (180) days after the execution of this agreement ENTECH/CPI agrees to obtain a life insurance policy on the life of Christie in the face amount of One Million Dollars ($1,000,000.00). ENTECH/CPI further agrees to make that insurance policy payable to the beneficiary or beneficiaries designated by Christie. ENTECH/CPI agrees to pay all premiums on the policy during the term of employment provided herein.

(b) Christie agrees to submit to any physical examination that may be required for the purpose of ENTECH/CPI's obtaining life insurance on the life of Christie for the benefit of Christie; provided, however, that ENTECH/CPI shall bear the entire cost of that examination.

Disability Insurance

Section 7.06. To the extent that ENTECH (including the members of its board, its employees, or the employees of its subsidiaries) or CPI provide Disability Insurance to any of their employees or directors, similarly employed, ENTECH/CPI agrees to obtain a policy of disability insurance for the benefit of Christie in such an amount as will compensate Christie as provided in this agreement in full in the event of his partial or full disability.

ARTICLE 8. BUSINESS EXPENSES

Payment of Expenses

Section 8.01. (a) It is understood and agreed by the parties that the services required by ENTECH and/or CPI will require Christie to incur entertainment expenses on behalf of ENTECH and/or CPI. ENTECH and CPI hereby agree to and shall make available to, and/or reimburse Christie for, such amounts as are reasonably incurred in connection with the business of ENTECH and/or CPI, as the case may be.

(b) Christie shall, however, furnish to ENTECH and/or CPI adequate records and other documentary evidence required by federal and state statutes and regulations for the substantiation of each such expenditure as an income tax deduction.

Section 8.02. (a) ENTECH and/or CPI, as the case may be, shall promptly reimburse Christie for all other reasonable business expenses incurred by Christie in connection with the business of ENTECH or CPI

(b) Each such expenditure shall be reimbursable only if it is of a nature qualifying it as a proper deduction on the federal and state income tax return of ENTECH and/or CPI.

(c) Each such expenditure shall be reimbursable only if Christie furnishes to ENTECH and/or CPI adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

ARTICLE 9. TERMINATION OF EMPLOYMENT

Termination for Cause

Section 9.01. (a) ENTECH/CPI may terminate this agreement only if Christie willfully breaches or habitually neglects the duties which he is required to perform under the terms of this agreement; or incurably commits the act set for in Section (d) hereof which would prevent the effective performance of his duties.

(b) ENTECH/CPI may at its option terminate this agreement for the reasons stated in this Section by giving written notice of termination to Christie without prejudice to any other remedy to which ENTECH/CPI may be entitled either at law, in equity, or under this agreement.

(c) The notice of termination required by this section shall specify the ground for the termination and shall be supported by a statement of all relevant facts in justification for the termination.

(d) Termination under this section shall be considered "for cause" for the purposes of this agreement.

1. Permanent Disability;

2. The customers, suppliers or financial institutions with which the CPI has agreements refuse to accept such Shareholder's continued involvement in the operation of the ENTECH/CPI's business;

3. Habitual on the job drunkenness;

4. Conviction of a crime involving defalcation, dishonesty or theft.

5. Commingling of the ENTECH/CPI's assets with his assets;

6. Acquisition of an interest adverse to that of the ENTECH/CPI;

7. Mismanagement of the assets of the ENTECH/CPI;

8. Taking of unauthorized compensation or perquisites;

9. Failure to act as directed by the ENTECH/CPI unless reasonable cause exists therefore;

10. Misappropriation or misuse of assets, trade secrets, proprietary customer, supplier or process information of the ENTECH/CPI; or

11. Failure to obey a court order regarding the ENTECH/CPI and/or its business affairs.

(e) In the event that ENTECH/CPI desires to terminate Christie for cause and the breach is curable, Christie shall be given written notice of the intention of ENTECH/CPI to terminate Christie's employment under this agreement and Christie shall be given a ninety day (90) period of time to cure the breach as reasonably required, in which latter case, no termination for cause shall occur.

Termination Without Cause

Section 9.02. (a) This agreement shall be terminated upon the death of Christie.

(b) ENTECH/CPI reserves the right to terminate this agreement not less than twelve months (12) after Christie suffers any physical or mental disability that would prevent the performance of his essential job duties under this agreement, unless reasonable accommodation can be made to allow Christie to continue working. Such a termination shall be effected by giving Thirty days (30) written notice of termination to Christie. Termination pursuant to this provision shall not prejudice Christie's rights to continued compensation pursuant to Section 5.03 or 9,0.5. of this agreement.

(c) Termination under this section shall not be considered "for cause" for the purposes of this agreement.



Effect of Merger, Transfer of Assets, or Dissolution

Section 9.03. (a) This agreement shall not be terminated by any merger, consolidation, reorganization, voluntary or involuntary dissolution of ENTECH/CPI in which ENTECH/CPI is not the consolidated or surviving corporation, or a transfer of all, or substantially all, of the assets of ENTECH/CPI.

(b) In the event of any such merger or consolidation or transfer of assets, ENTECH/CPI's rights, benefits, and obligations hereunder shall be assigned to the surviving or resulting corporation or the transferee of ENTECH/CPI's assets. The obligations of ENTECH/CPI shall become the obligations of the surviving or resulting corporation. The surviving entity shall assume the obligation to perform under the terms of this contract. Any remaining renewal periods will be activated upon such merger or consolidation.

(c) It is anticipated that ENTECH will acquire either the outstanding stock of or business assets of CPI. To that extent, ENTECH or surviving company agrees to assume and guarantee the obligations under this agreement in total.

Payment On Termination

Section 9.04. Notwithstanding any provision of this agreement, if ENTECH/CPI terminates this agreement, it shall pay Christie an amount equal to his annual salary at the then current rate of compensation beginning upon the effective date of termination. ENTECH/CPI further agrees, for three (3) years following any such termination, to reimburse Christie for all medical and dental expenses incurred by Christie, his spouse, and those of his children.

Termination by Christie

Section 9.05. (a) Christie may terminate his employment under this agreement for cause, without affecting the obligations of ENTECH/CPI to pay termination benefits by giving ENTECH/CPI at least three (3) months notice in advance.

(b) Termination under this section shall be considered "for cause" for the purposes of this agreement.

1. Bankruptcy of ENTECH/CPI;

2. The appointment of a receiver or assignment for the benefit of creditors of ENTECH/CPI;

3. Request by ENTECH/CPI Christie reasonably deems to be illegal or unethical;

4. Conviction of ENTECH/CPI of any misdemeanor which involves dishonesty or moral turpitude or conviction of a felony;

5. Commingling of the ENTECH/CPI assets with other assets;

6. The making of conflicting or unreasonable demands on Christie;

7. Mismanagement of the assets of the ENTECH/CPI;

8. Professional or personal differences with the Board of Directors of ENTECH.


ARTICLE 10. GENERAL PROVISIONS

Notices

Section 10.01. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this agreement, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the date of mailing.

Mediation

Section 10.02. Any controversy between ENTECH or CPI and Christie involving the construction or application of any of the terms, provisions, or conditions of this agreement shall on the written request of either party served on the other, first be submitted to mediation by a neutral third party upon whom the parties shall promptly agree. In the event that the parties are unable to agree or resolve the controversy or dispute through mediation, the parties agree to submit the matter directly to the Court.

Attorneys' Fees and Costs

Section 10.03. If any legal action is instituted to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled, provided that such party first submitted the issue or controversy to mediation or made written demand therefore and the other party or parties refuses or fails to submit to mediation within thirty (30) days after such notice. in determining who is the prevailing party for purposes of this agreement the Court or arbitrator may, in addition to legal principals, consider any written offer of compromise made and rejected by a party, during mediation.

Entire Agreement

Section 10.04. This agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Christie by ENTECH and CPI and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding on either party.

Modifications

Section 10.05. Any modification of this agreement will be effective only if it is in writing and signed by the party to be charged.

Effect of Waiver

Section 10.06. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

Partial Invalidity

Section 10.07. If any provision in this agreement is held by a court or arbitrator of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

Law Governing Agreement

Section 10.08. This agreement shall be governed by and construed in accordance with the laws of the State of California.

Sums Due Christie's Estate

Section 10.09. If Christie dies prior to the expiration of the term of his employment, any sums that may be due him from ENTECH or CPI under this agreement as of the date of death shall be paid to Christie's executors, administrators, heirs, personal representatives, successors, and assigns.






Execution page follows

Executed on December 15, 2003 at Rancho Cucamonga, California. CPI Development


By:  /S/
   ------------------------------------
Environmental Technologies, Inc.


By:  /S/
   ------------------------------------
CPI Development


By:  /S/ Robert Kevin Christie
   ------------------------------------
Robert Kevin Christie